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                                                                       EXHIBIT 1


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 31st day of August, 2001, between David A. Straz, Jr. ("Seller") and John
S. McMullen ("Purchaser").

                                    RECITALS

         WHEREAS, Seller is the sole owner of 222,222 issued and outstanding shares (the "Shares") of the Common Stock, $.001 par value per share, of PowerCerv Corporation (the "Company"); and

         WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Shares upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of these premises and subject to the representations, warranties and covenants contained herein and for the consideration provided herein, the parties agree as follows:

                                   ARTICLE I

                                 SALE OF SHARES

         1.1 Sale of Shares. Seller hereby sells, transfers and conveys to Purchaser, and Purchaser hereby acquires, all of Seller's right, title and interest in the Shares, which shall be effected by a stock power and such other instruments as may be necessary or appropriate.

                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 Purchase Price. The total price to be paid by Purchaser to Seller for the Shares shall be $277,777.50, which shall be paid by wire transfer of immediately available funds to an account designated by Seller.

                                  ARTICLE III

                                     CLOSING

         3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Broad and Cassel, 100 North Tampa Street, Suite 3500, Tampa, FL 33602 on August 31, 2001 (the "Closing Date") or (ii) at such other time, date or place as the parties may agree.

         3.2 Procedure. At the Closing, each party shall deliver to the other party such documents, instruments and certificates as may be reasonably required in order to tranfer title to the Shares, and all such documents, instruments and certificates shall be reasonably satisfactory in form and substance to the counsel for the receiving party.


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         3.3      Further Acts. Seller and Purchaser agree that each of them will, from time to time after Closing Date, when so reasonably requested by the other party, perform, execute and deliver or cause to be performed, executed and delivered all such further acts and documents necessary or appropriate to transfer title to the Shares.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser, on and as of the date hereof, as follows:

         4.1 Authority. Seller has all necessary right, power, legal capacity and authority to execute, deliver and perform this Agreement and to consummate the sale of the Shares contemplated hereby. The execution, delivery and performance of this Agreement will not result in a violation of any other agreement, indenture, mortgage, note, bond, license, lease or any other obligation or commitment of Seller, or any judgment, order or decree to which Seller or the Shares are subject.

         4.2 Title to Shares. Seller has good and marketable title to the Shares, free and clear of any liens, charges, encumbrances and restrictions. Except as expressly set forth herein, Seller makes no representations or warranties whatsoever with respect to the Shares.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller, on and as of the date hereof, as follows:

         5.1 Standing of Purchaser. Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         5.2 Authority. Purchaser has the right, power, legal capacity and authority to enter into and perform Purchaser's obligations under this Agreement. The execution, delivery and performance of this Agreement will not result in a violation of any agreement, indenture, mortgage, note, bond, license, lease or any other obligation or commitment of Purchaser, or any judgment, order or decree to which Purchaser is a party or may otherwise be subject.

         5.3 Access to Information. Purchaser has received, read carefully and is familiar with this Agreement and has received from Seller all materials that have been requested; has had a reasonable opportunity to ask questions of Seller and its representatives; and Seller has answered all of Purchaser's inquiries. Purchaser acknowledges that Seller has made no representations or warranties of any kind to Purchaser regarding the financial condition, results of operations or the prospects of the Company.


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         5.4      Purchaser's Knowledge and Experience. Purchaser (a) has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect his interests, (b) understands the various risks of the transactions contemplated hereby.

         5.5 Investment Purpose. Purchaser will acquire the Shares for Purchaser's own account and investment purpose and not with a view to the sale or distribution thereof.

         5.6 Limitations on Dispositions. Purchaser has been advised by Seller that none of the Shares have been registered under the Securities Act or applicable state securities law and that such shares will be sold in a transaction exempt therefrom. Purchaser acknowledges that it is familiar with the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Shares. Purchaser understands that an opinion of counsel and other documents may be required to transfer the Shares. Purchaser acknowledges that the Shares shall be subject to stop transfer orders and any certificates evidencing such shares shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state or foreign securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (2) the Company receives an opinion of counsel, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred without an effective registration statement under the Securities Act or applicable state securities laws."

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or
(iv) on the third business after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, to the following addresses, or such other addresses as are given to other parties in the manner set forth herein.


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If to Seller:                                   David A. Straz, Jr.
                                                4805 Swann Avenue
                                                Tampa, Florida  33609

With a copy to:                                 David Shobe
                                                Fowler White
                                                301 E. Kennedy Blvd. Suite 1700
                                                Tampa, FL  33602

If to Purchaser to:                             John S. McMullen
                                                600 Garrison Cove Lane
                                                #3A
                                                Tampa, Florida 33602-5977




         6.2 Entire Agreement. This Agreement and the schedules and exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

         6.3 Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

         6.4 Survival of Representations and Warranties. The representations, warranties, covenants and indemnities contained herein shall survive the Closing Date for a period of ___ months, unless otherwise specifically stated herein.

         6.5 Binding Effect; Assignment. This Agreement shall be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

         6.6 Choice of Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Florida.

         6.7 Waiver. The failure of any party at any time to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

         6.8 Attorneys' Fees. If any party brings an action in connection with the performance, breach or interpretation of this Agreement, or in any action related to the transactions contemplated hereby, the prevailing party in such action shall be entitled to recover from the losing party in such action all reasonable costs and expenses of such litigation, including


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attorneys' fees, court costs, costs of investigation, accounting and other costs reasonably incurred or related to such litigation.

         6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                      SELLER:


                                      /s/ David A. Straz Jr.
                                      ------------------------------------------
                                      David A. Straz, Jr.

                                      PURCHASER:


                                      /s/ John S. McMullen
                                      ------------------------------------------
                                      John S. McMullen



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